                                    Exhibit 5






Walter S. Foster    David H. Aldrich     Louis K. Nigg         Douglas A. Mielock       John P. Nicolucci    Of Counsel
   1878-1961        Scott A. Storey      Michael J. Bommarito  Scott R. Forbush         Michael D. Homier    Thomas G. McGurrin, Jr.
Richard B. Foster   Charles A. Janssen   Jean G. Schtokal      Peter R. Albertins       Larry R. Jensen, Jr. Lawrence B. Lindemer
   1908-1996        Charles E. Barbieri  Glen A. Schmiege      Christopher A. Ballard   Molly L. Chan        John W. Ester
Theodore W. Swift   James B. Jensen, Jr. Michael W. Puerner    Scott A. Chernich        Meredith A. Jagutis  David VanderHaagen
   1928-2000        Scott L. Mandel      Brian G. Goodenough   Donald E. Martin         Keith A. Castora     Norman D. Hawkins
                    James B. Croom       Matt G. Hrebec        Rebecca S. Davies        Kirsten M. McNelly   Paul J. Millenbach
John L. Collins     Michael D. Sanders   Mark H. Canady        Andrea J. Roe            Robert M. Hartley    Steven L. Owen
Webb A. Smith       Sherry A. Stein      Eric E. Doster        Jennifer M. Van Horn     Lisa A. Funkhouser   Dirk H. Beckwith
Allan J. Claypool   Brent A. Titus       Stephen J. Rhodes     Anne M. Skilton          David S. Lefere      John M. Naber
Gary J. McRay       David J. Houston     Melissa J. Jackson    Barbara J. Oyer          Johanna M. Novak     Richard L. Hillman
Robert J. McCullen  Brian A. Maser       Steven H. Lasher      Geoffrey D. Harrison     Vincent E. Wiltse    Francis J. O'Donnell
Stephen I. Jurmu    Robert E. McFarland  Nancy L. Kahn         Thomas J. Byrne                               Michael G. Harrison
William K. Fahey    Stephen J. Lowney    Deanna Swisher        Claire V. Groen
Stephen O. Schultz  Kenneth T. Brooks    Mark J. Burzych       Joel W. Baar
William R. Schulz   Patricia A. Calore   Thomas R. Meagher     Jennifer Kildea Dewane


         Writer's Direct Phone: (517) 371-8100

         May 8, 2001

         Commercial National Financial Corporation
         101 N. Pine River Street
         Ithaca, MI 48847

         Gentlemen:

         RE: Registration Statement on Form S-8

         In connection with the proposed registration of 250,000 shares of common stock of Commercial National Financial Corporation (the "Corporation") covered by the above-captioned Registration Statement, we have examined the Corporation's Articles of Incorporation, Bylaws, Corporate Minute Book and the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on or about May 9, 2001.

         Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:

         1. The Corporation has been duly incorporated under the laws of the State of Michigan, and is validly existing and in good standing under the laws of that state.

         2. The 250,000 shares of common stock covered by this Registration Statement have been legally authorized and when such shares have been duly delivered against payment therefore as contemplated by the Commercial National Financial Corporation 2001 Stock Option and Incentive Plan, such shares will be legally issued, fully paid and nonassessable.

         This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit.

         Very truly yours,

         FOSTER, SWIFT, COLLINS & SMITH, P.C.

         /s/Foster, Swift, Collins & Smith, P.C.